Exhibit 10.14

Special Clauses

This Maximum-amount Mortgage Contract is numbered: (2009) Jian Ping Song Gao Di Zi No.1 (the “Contract”).

ARTICLE 13                                INFORMATION OF PARTIES TO THIS CONTRACT:

Mortgagor (Party A): Fujian Shengda Food Co., Ltd. (福建圣达食品开发有限公司)
Address: Shuinan Industrial Park, Songxi County （松溪县水南工业区）
Zip Code: 353500
Legal representative (person in charge): Zhan Youdai （詹有代）
Fax.: 2332598
Telephone: 2325688

Mortgagee (Party B): China Construction Bank Corporation Limited Songxi Sub-branch (中国建设银行股份有限公司松溪支行)
Address：No.121 Jiefang Street, Songyuan Town, Songxi County
Zip Code: 353500
Person in charge: Guo Rongbiao （郭荣标）
Fax: 0599-2322644
Telephone: 0599-2322670

(collectively, the “Parties”)

Whereas, for purpose of continually handling credit facilities (the following first item) for Fujian Shengda Food Development Co., Ltd. (hereinafter referred to as the “Debtor”), Party B will enter into (and/or has entered into) with the Debtor during the period from February 27, 2009 to February 27, 2012 (hereinafter referred to as the “Period for Determination of Creditor’s Rights”) the Renminbi Fund Facility Contract, Foreign Exchange Fund Facility Contract, Bank Acceptance Agreement, L/C Issuance Contract, L/G Issuance Agreement and/or other legal documents (the said contracts, agreements and/or other legal documents entered into during the Period for Determination of Creditor’s Rights are referred to as the “Master Contract” hereinafter).

(1) Granting Renminbi/foreign exchange facilities;
(2) Acceptance of commercial draft;
(3) Issuance of L/C;
(4) Issuance of L/G;
(5) Other credit facilities: Left blank.

Party A is willing to provide a maximum-amount mortgage to secure the debts of the Debtor under the Maser Contract.  Pursuant to relevant applicable laws, regulations and rules, and based upon mutual consultation, Party A and Party B hereby enter into this Contract with the intention to be bound hereby.

ARTICLE 14  AGREEMENT ON PARAGRAPH 2 OF ARTICLE 2

The maximum amount of the mortgage obligation under this Contract is (Type of Currency) RMB (amount in words) fifteen million one hundred and sixty thousand Yuan only. If Party A has implemented its mortgage obligations in accordance with this Contract, the maximum amount shall be deducted accordingly with the amount which has been implemented by Party A.

ARTICLE 15  AGREEMENT ON ARTICLE 3

Both Parties hereto shall, within five working days of execution of this Contract, proceed with mortgage registration procedures at relevant registration authority. Party A shall, on or before the day of completion of mortgage registration, submit to Party B for its custody the originals of Other Title Certificate, Mortgage Registration Certificate and other title certificates vesting with the mortgage property.

ARTICLE 16  AGREEMENT ON PARAGRAPH 4 OF ARTICLE 6

Party A shall, within five working days of execution of this Contract (or of the day of completion of renewal of insurance if the insurance of mortgage property is renewed), deliver to Party B the original of the insurance policy against the mortgage property and shall reserve and maintain relevant documents necessary for making any insurance claim or transferring of insurance interests at the place of Party B.

ARTICLE 17  OTHER AGREEMENTS

1. If Party A or the Debtor fails to comply with relevant laws, regulations or rules with respect to environmental protection, energy saving and emission reduction or reduction of contamination, or may cause any risk concerning energy consumption or pollution, Party B shall have the right to exercise its right to mortgage under this Contract, and may resort to any other remedy agreed under this Contract or permitted by the laws.

2. This field is left blank.

Article 18 Resolution of Dispute

Any dispute arising from or in connection with the implementation of this Contract may be settled through a consultation, and if such consultation fails, such dispute shall be settled through the first means listed in the following. During the proceeding of any litigation or arbitration, all provisions other than the provision (s) in dispute under this Contract shall remain enforceable.

(1) Institute legal proceedings to the people’s court at the domicile of Party B;

(2) Submit such dispute to (This field is left blank) arbitration commission for arbitration at (The place of arbitration is left blank). The arbitration shall be conducted in accordance with the applicable arbitration rules in effect at the time of application for arbitration. The award thus given shall be final and binding upon both Parties hereto.

ARTICLE 19  THIS CONTRACT IS MADE OUT IN QUINTUPLICATE.

ARTICLE 20  AGREEMENT ON ARTICLE 20

The collaterals under this Contract are listed as follows:

List of Mortgage Properties

Title of collateral	Number of title certificate and other certificates	Address	Area or quantity	Value of collateral (Ten thousand Yuan)	Amount that has been mortgaged to secure other liabilities (ten thousand Yuan)	Remarks

Building or other right to use of land within the occupation area	Song Guo Yong (2002) No. 012, Song Guo Yong (2003) No. 023, Song Fang Quan Zheng Zi No. 020050294	Shuinan Industrial Park, Songxi County and Gongnongxi Road, Songxi County	Land area 26,000m2, Construction area 17,000m2	1890	This field is left blank	This field is left blank
Machinery and equipment	This field is left blank	Shuinan Industrial Park, Songxi County and South Gongnong Road, Songxi County	31 units	646	This field is left blank	This field is left blank

ARTICLE 21 REPRESENTATIONS AND WARRANTIES OF PARTY A

1. Party A knows clearly the business scope, power and authorization of Party B;

2. Party A has read this Contract and all articles of the Master Contract. Party B has made explanation on relevant articles of this Contract and the Master Contract as required by Party A. Party A has fully known and understood the meaning of all articles of this Contract and the Master Contract and the legal consequence thereon.

3. Party A has the legal qualification to act as Guarantor. Party A’s guarantee under the Contract conforms to the provisions of the laws, administrative rules and regulations, and Articles of Association or internal organizational documents of Party A, and has obtained approvals from the competent internal organizations of Party A or the competent Chinese authorities. Any and all liabilities resulting from Party A’s liabilities of disqualification for entering into the Contract shall be burdened by Party A, including, but not limited to, indemnifying Party B against all the losses sustained by Party B therefrom.

4. Party A confirms that it has fully understood the information concerning the assets, debts, business, creditworthiness, credit standing of the Debtor, whether the Debtor has the power and capacity to enter into the Master Contract and all the contents of the Master Contract.

5. Party A enjoys the ownership right or right to disposal of the collaterals as confirmed by the laws. The collaterals are not public facilities, or properties that are prohibited to be circulated or transferred according to the laws, and are not involved in any title dispute.

6. There are no other co-owners with respect to the collaterals, or although there are other co-owners, such mortgage or security has been approved in writing by such co-owners.

7. The collaterals have no defects or title encumbrance other than those have been disclosed in writing to Party B, including, but not limited to, that the collaterals belong to articles prohibited for circulation, being seized, detained, under custody, rented, or under lien, or articles on which any purchase payment, repair fee, construction price, tax, fee for granting of land use right or damage compensation is delayed or articles having been pledged to secure any other third party’s interests.

8. All the data and information relating to the collaterals provided by Party A for Party B are true, legal, complete and accurate.

9. The mortgage and guarantee provided by Party A will not infringe on any legal right and interest of any third party nor violate any legal obligation or any obligation set forth in this Contract.

Party A (company seal):	Party B (company seal):
Legal representative (person in charge)	Person in charge
Or authorized agent (signature)	Or authorized agent (signature)
February 27, 2009	February 27, 2009

List of Collaterals of Fixed Assets – Machinery and Equipment

| S/N | Name of equipment | Specification & type | Manufacturer | Qty. | Unit | Date commencing utilization | Book value | | Adjusted book value | | Assessed value | | | Remarks |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | Original value | Net value | Original value | Net value | Original Value | Newness rate (%) | Net value | |
| 1 | Vacuum Packaging Machine | Z1160 | Tongzhou Pingchao Vacuum Packaging Co., Ltd. | 3 | Set | 07/2007 | 753,600.00 | 753,600.00 | 753,600.00 | 753,600.00 | 780,000.00 | 92 | 717,600.00 | |
| 2 | | AVP-2510W | Japan Guo Xi Yuan Manufacturing Institute | 3 | | | | | | | | | | |
| 3 | | AVP-4510 | Japan Guo Xi Yuan Manufacturing Institute | 7 | Set | 10/2007 | 1,378,230.00 | 1,378,230.00 | 1,378,230.00 | 1,378,230.00 | 1,400,000.00 | 95 | 1,330,000.00 | |
| 4 | Metal detector | JJ964 | Qingdao Electronic Detector Instrument Factory | 3 | Set | 06/2007 | 119,742.00 | 119,742.00 | 119,742.00 | 119,742.00 | 120,000.00 | 92 | 110,400.00 | |
| 5 | HIGH-TEMPERATURE, HIGH -PRESSURE STERILIZER | GB150 | Shandong Zhucheng Zhongtai Machinery | 1 | Set | 09/2007 | 1,462,500.00 | 1,462,500.00 | 1,462,500.00 | 1,462,500.00 | 1,518,000.00 | 95 | 1,442,100.00 | |
| 6 | | GDP150 | | 2 | Set | | | | | | | | | |
| 7 | | RCS-SPX | Japan Anritsu Corporation | 3 | Set | 01/2007 | 1,124,691.75 | 1,124,691.75 | 1,124,691.75 | 1,124,691.75 | 1,170,000.00 | 90 | 1,053,000.00 | |
| 8 | Depilator | HR-30 | Japan Iron Industrial Institute | 1 | Set | 01/1998 | 1,046,394.00 | 1,046,394.00 | 1,046,394.00 | 1,046,394.00 | 1,020,000.00 | 50 | 510,000.00 | |
| 9 | | | Weifang Weisheng Food Machinery | 2 | Set | | | | | | | | | |
| 10 | Electro-heating standing-temperature cultivator | SC202 | Jiaxing Xinteng Electro-heating Instrument | 1 | Set | | | | | | | | | |
| 11 | | DHP9082 | Shanghai Precision Laboratory Equipment | 1 | Set | 01/2004 | 31,425.00 | 31,425.00 | 31,425.00 | 31,425.00 | 27,000.00 | 75 | 20,250.00 | |
| 12 | | LK1A-11 | Shanghai Kanglu Instrument Equipment | 1 | Set | | | | | | | | | |
| 13 | X-ray foreign matter picker | KD7416BW | Japan | 3 | Set | 10/2007 | 1,374,623.25 | 1,374,623.25 | 1,374,623.25 | 1,374,623.25 | 1,350,000.00 | | 1,282,500.00 | |
| Subtotal | | | | 31 | | | 7,291,206.00 | 7,291,206.00 | 7,291,206.00 | 7,291,206.00 | 7,385,000.00 | | 6,465,850.00 | |
| Total | | | | 31 | | | 7,291,206.00 | 7,291,206.00 | 7,291,206.00 | 7,291,206.00 | 7,385,000.00 | | 6,465,850.00 | |

Mortgagor(common seal): Fujian Shengda Food Co., Ltd         Mortgagee (common seal)